UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	0-17089	04-2976299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of Principal Executive Offices) (Zip Code)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 5, 2007, Boston Private Financial Holdings, Inc. (“Boston Private”) consummated the sale of its 3.00% Contingent Convertible Senior Notes due 2027 in the aggregate principal amount of $287.5 million (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). This amount reflects the initial purchasers’ exercise in full of their option to purchase up to an additional $37.5 million aggregate principal amount of the Notes. The net proceeds from the offering, after deducting the initial purchasers’ discount and the estimated offering expenses payable by Boston Private, was approximately $284.3 million.

Simultaneously with the sale of the Notes, Boston Private repurchased shares of its common stock at an aggregate principal amount of approximately $40 million, and repaid approximately $30 million outstanding on a line of credit. Remaining proceeds from the sale of Notes are to be used, in part, by Boston Private’s bank affiliates to repay higher rate Federal Home Loan Bank debt.

The Notes are governed by an Indenture, dated July 5, 2007 (the “Indenture”), between Boston Private and U.S. Bank, National Association, as Trustee, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Notes will be senior, unsecured obligations of Boston Private and will pay interest on January 15 and July 15 each year at a rate of 3.00% per year. The Notes will mature on July 15, 2027, and will be convertible under the following circumstances into cash and, if applicable, shares of Boston Private’s common stock at an initial conversion price of $33.37 per share (or an initial conversion rate of approximately 29.9670 shares per $1,000 principal amount of Notes):

•

if during any fiscal quarter commencing after September 30, 2007, and only during such fiscal quarter, Boston Private’s common stock price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the fiscal quarter preceding the quarter in which the conversion occurs is more than 130% of the conversion price of the Notes then in effect on that 30th trading day;

•

during the five consecutive business-day period following any five consecutive trading-day period in which the trading price for the Notes for each day of that period was less than 98% of the average of Boston Private’s common stock price for each day of that period multiplied by the then-current conversion rate;

•	if Boston Private has called the Notes for redemption;

•	if certain corporate transactions, including certain fundamental changes, as specified in the Indenture, occur; or

•	during the 30 days before the maturity date of the Notes or before any scheduled repurchase date.

In general, upon conversion of a Note, the holder will receive cash equal to the lesser of $1,000 and the conversion value of the Note. If the conversion value exceeds $1,000, Boston Private has the option to deliver cash or Boston Private’s common stock or a combination of cash and Boston Private’s common stock in an amount equal to the excess of the conversion value over $1,000.

On or after July 16, 2009, Boston Private may redeem any or all of the Notes at a redemption price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date. Holders of Notes may require Boston Private to repurchase all or a portion of their Notes for cash on specified dates, or upon an occurrence of a fundamental change involving Boston Private, at a purchase price equal to 100% of the principal amount of Notes plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date.

In connection with the sale of the Notes, Boston Private entered into a registration rights agreement, dated July 5, 2007, with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets Corporation, as representatives of the initial purchasers (the “Initial Purchasers”). Pursuant to the Registration Rights Agreement, Boston Private has agreed to file within 135 days of the date on which the Notes were first issued a shelf registration statement for resales of the Notes and the shares of common stock issuable upon conversion of the Notes. Boston Private is further obligated to use its reasonable efforts to cause the shelf registration statement to become effective under the Securities Act as soon as practicable and in any event not later than 180 days after July 5, 2007. If Boston Private fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances. A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes and the underlying shares of common stock that may be issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. This report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Indenture, the Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by references to the Indenture, the form of Note and the Registration Rights Agreement filed herewith.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The Notes and the underlying shares of Boston Private common stock that may be issuable upon conversion of the Notes in certain circumstances have not been registered under the Securities Act or any state securities laws. Boston Private offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

7.01 Regulation FD Disclosure

On July 9, 2007 Boston Private issued a press release providing additional financial information relating to the acquisition of Charter Financial Corporation completed on July 1, 2007, the issuance of $287.5 million of 3.00% Contingent Convertible Senior Notes due 2027 completed on July 5, 2007 and the associated 1.5 million share buy-back. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference in its entirety.

The press release and the information contained therein is furnished pursuant to Item 7 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of Boston Private under the Securities Act of 1933, as amended. Furthermore, the furnishing of this Current Report on Form 8-K is not intended to constitute a determination by Boston Private that the information contained herein (including the exhibits hereto) is material or that the dissemination of such information is required by Regulation FD.

The press release (furnished herewith as Exhibit 99.1) contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements, estimates, projections, expectations or predictions about future events and often include words such as “estimate,” projects, “ “anticipates”, “will,” “targets,” “expects,” and other words or expressions indicating statements about the future.

Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are in some cases beyond the control of Boston Private, and which may cause the actual results, performance or achievements of Boston Private to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Boston Private disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated March 14, 2007, between Boston Private, Inc. and U.S. Bank, National Association, as Trustee.

4.2	Form of 3.00% Contingent Convertible Senior Note due 2027 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated July 5, 2007, between Boston Private, Inc. and the Initial Purchasers.

99.1	Press Release dated July 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: July 9, 2007

By:  /s/Walter M. Pressey

        Name: Walter M. Pressey

        Title: President and Interim Chief Financial Officer